UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2011

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2011, CNO Financial Group, Inc. (the “Company”) filed a Current Report on Form 8-K to report that (i) C. James Prieur, Chief Executive Officer and a Director of the Company, will be retiring as CEO and as a director effective September 30, 2011, (ii) Edward J. Bonach, currently the Company's Executive Vice President and Chief Financial Officer, had been appointed by the Board of Directors as Chief Executive Officer of the Company and a Director, effective October 1, 2011, and (iii) Scott R. Perry had been appointed by the Board of Directors to the new position of Chief Operating Officer of the Company, effective immediately.

On August 17, 2011, the Board of Directors approved the following items relating to the retirement of Mr. Prieur:

•
Mr. Prieur will be entitled to receive a pro rata portion (through the date of his retirement) of his pay for performance bonus based on the Company's results for the year ending December 31, 2011 under previously established performance measures.

•
The stock options previously granted to Mr. Prieur and scheduled to vest in 2012 will vest on September 30, 2011, and Mr. Prieur will have 90 days to exercise those options. The options that will vest upon his retirement are (i) 210,674 options with an exercise price of $6.45 per share, (ii) 62,500 options with an exercise price of $1.13 per share and (iii) 170,000 options with an exercise price of $3.05 per share. Options scheduled to vest in 2013 and subsequent years will be cancelled.

•
The shares of restricted stock previously awarded to Mr. Prieur and scheduled to vest in 2012 will vest on September 30, 2011 (a total of 74,559 shares). The shares of restricted stock scheduled to vest in 2013 and subsequent years will be cancelled.

On August 17, 2011, the Board of Directors approved the following changes to the employment agreement with Mr. Bonach in connection with his promotion to Chief Executive Officer:

•	an increase in the annual salary for Mr. Bonach from $550,000 to $800,000, effective October 1, 2011;

•
an increase under the Company's pay-for-performance plan of his target and maximum bonuses to 125% and 250%, respectively, of his annual salary, effective October 1, 2011 (through September 30, 2011, his target bonus is 100% of his annual salary and his maximum bonus is 200% of his annual salary); and

•	an extension of the expiration date of his employment agreement to October 1, 2014.

The Board of Directors also elected Mr. Bonach to become a member of the Investment Committee and the Executive Committee of the Board of Directors, effective with his appointment to the Board on October 1, 2011. Mr. Bonach will succeed Mr. Prieur on each of those committees.

On August 17, 2011, the Board of Directors also approved the following changes to the employment agreement with Mr. Perry in connection with his promotion to Chief Operating Officer:

•	an increase in the annual salary for Mr. Perry from $475,000 to $525,000, effective July 6, 2011; and

•	an extension of the expiration date of his employment agreement to July 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: August 19, 2011
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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